     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1997


                                                      REGISTRATION NO. 333-20867
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     AMERICAN COMMUNICATIONS SERVICES, INC.
       (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                          4813                         52-1947746
(STATE OR OTHER JURISDICTION OF    (PRIMARY SIC CODE NUMBER)    (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)                                               NO.)

                         131 NATIONAL BUSINESS PARKWAY
                       ANNAPOLIS JUNCTION, MARYLAND 20701
                                 (301) 617-4200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             RILEY M. MURPHY, ESQ.
 EXECUTIVE VICE PRESIDENT -- LEGAL AND REGULATORY AFFAIRS, GENERAL COUNSEL AND
                                   SECRETARY
                     AMERICAN COMMUNICATIONS SERVICES, INC.
                         131 NATIONAL BUSINESS PARKWAY
                       ANNAPOLIS JUNCTION, MARYLAND 20701
                                 (301) 617-4215
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                with copies to:

            RICHARD C. TILGHMAN, JR., ESQ.                           GERALD S. BACKMAN, P.C.
                PIPER & MARBURY L.L.P.                              WEIL, GOTSHAL & MANGES LLP
               36 SOUTH CHARLES STREET                                   767 FIFTH AVENUE
            BALTIMORE, MARYLAND 21201-3018                        NEW YORK, NEW YORK 10153-0119
                    (410) 576-1678                                        (212) 310-8348

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                               PROPOSED
                                                               MAXIMUM                     AMOUNT OF
              TITLE OF EACH CLASS OF                          AGGREGATE                   REGISTRATION
            SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)                  FEE(2)
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.............          $80,500,000                    $24,394
=============================================================================================================

(1) Includes those shares of Common Stock being sold directly to certain stockholders of the Registrant. See "Sale to Purchaser Stockholders."
(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933 at the time of the initial filing of the Registration Statement and Pre-Effective Amendment No. 1 thereto, and all of which was paid previously.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Certificate of Incorporation provides that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in Section 194 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Amended and Restated Certificate of Incorporation and the By-laws further provide that directors and officers of the Company (as well as agents and employees of the Company at the discretion of the Board) shall, to the fullest extent authorized by the DGCL or any other applicable laws then in effect, be indemnified against liabilities arising from their service as directors and officers. The Company has entered into indemnification agreements with each of its executive officers and directors to reimburse them for certain liabilities incurred in connection with the performance of their fiduciary duties.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting accounts and commissions) are estimated to be as follows:

        SEC Registration Fee..............................................  $ 24,394
        NASD Filing Fee...................................................     8,550
        Nasdaq Listing Fee................................................    15,000
        Accounting Fees and Expenses......................................   100,000
        Legal Fees and Expenses...........................................   200,000
        Blue Sky Fees and Expenses........................................     5,000
        Printing Fees.....................................................   395,000
        Miscellaneous.....................................................    27,056
                                                                            --------
        Total.............................................................  $775,000
                                                                            ========

---------------
* To be completed by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     In April 1994, the Company issued options to purchase 150,000 shares of common stock to Riley M. Murphy, its Executive Vice President for Legal and Regulatory Affairs. Of these options, 108,333 have already vested and the remaining options vest over a one-year period and all such options are exercisable at $2.25 per share and expire on the fifth anniversary of the vesting date. Pursuant to an amendment to her employment agreement, Ms. Murphy also received options to purchase 100,002 shares which were granted on December 14, 1994, with an exercise price of $2.25. These options vested with respect to 14,584 shares on March 31, 1995 and 1996, and will vest as to 14,584 shares on March 31, 1997, and as to the remaining 56,250 shares on March 31, 1998. On July 6, 1995, pursuant to the agreement, Ms. Murphy was also granted options to purchase 50,000 shares of Common Stock at an exercise price of $3.40 per share. These options will vest as to 25,000 shares on each of March 31, 1998, and March 31, 1999. None of the foregoing options granted to Ms. Murphy shall be deemed earned if, as to any given year, Ms. Murphy's employment is terminated for cause of if she voluntarily resigns. These were private transactions effected pursuant to Section 4(2) of the Securities Act.

     On April 5, 1994, the Company entered into a right of way agreement pursuant to which they granted the provider an option to the purchase 500,000 shares of common stock at 90% of the current market value at the time of exercise. This option expires on June 28, 1997. This transaction was considered a private sale pursuant to Section 4(2) of Securities Act.

     In May 1994, the Company granted options to purchase 150,000 shares of its common stock to Douglas R. Hudson, its Executive Vice President for Sales and Marketing. Of these options, 108,333 have already vested and the remaining options vest over a 16 month period and all such options are exercisable at $2.25 per share and expire on the fifth anniversary of the vesting date. Pursuant to an amendment to his employment agreement, Mr. Hudson also received options to purchase 100,002 shares which were granted on December 14, 1994, with an exercise price of $2.25. These options vested with respect to 14,584 shares on

May 31, 1995 and 1996, and will vest as to 14,584 shares on May 31, 1997, and as to the remaining 56,250 shares on May 31, 1998. On July 6, 1995, pursuant to the agreement, Mr. Hudson was also granted options to purchase 50,000 shares of Common Stock at an exercise price of $3.40 per share. These options will vest as to 25,000 shares on each of May 31, 1998, and May 31, 1999. None of the foregoing options granted to Mr. Hudson shall be deemed earned if, as to any given year, Mr. Hudson's employment is terminated for cause or if he voluntarily resigns. These were private transactions effected pursuant to Section 4(2) of the Securities Act.

     In May and June 1994, the Company sold notes to Apex, Productivity, Russell
T. Stern, Jr. and Siar Corp. Purchase Money Pension Plan ("Siar") in the original principal amount of $681,640. This transaction was effected as a private sale in reliance on Section 4(2) of the Securities Act. In connection with the purchase of its note, Siar was given 6,923 shares of common stock with a then current market value of approximately $22,500. The terms of the notes to Apex, Productivity and Stern provided that they were convertible into equity securities at the holder's option and that if the notes were so converted, the holders thereof would be entitled to conversion fees, also payable in equity securities of the Company. On October 25, 1994, the Company repaid Mr. Stern's note in the original principal amount of $77,281, along with accrued interest of $4,256 in cash. In connection with the October 1994 Private Placement, Apex and Productivity each converted their notes in the original principal amount of $264,679.50, along with accrued interest of $14,684.27 and a conversion fee of $77,250, into 3,962 shares of the Company's Series A Preferred Stock. In August 1994, Apex loaned the Company $250,000. The terms of this loan were 15% per annum interest on a note due December 31, 1994, the grant of a security interest in the tangible assets of the Company's operating subsidiary which was then constructing a CAP network and the issuance of the Company's warrants in the amount of $250,000 to purchase shares of Preferred Stock at $90 per share. Apex converted the principal of this loan into 2,778 shares of Series A Preferred Stock at $90 per share as part of the October 1994 Private Placement. In addition, Apex received warrants to purchase 3,333 shares of Common Stock at $1.125 per share and warrants to purchase 3,333 shares of Common Stock at $0.01 per share in connection with this conversion. All of these warrants were exercised. These transactions were considered a part of the October 1994 Private Placement and were effected in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

     In June and July 1994 and October 1993, the Company issued options to purchase 50,000 shares of common stock to each of Russell T. Stern, Jr., William Salatich, George Middlemas and Steven Chrust, then all of its outside directors. The options vested immediately as to 20,000 shares and are exercisable for a period of five years at an exercise price of $0.875. The options with respect to the remaining 30,000 shares are exercisable at $3.10 and vest with respect to 10,000 shares on each of the first three anniversaries of the grant and expire on the fifth anniversary of the vesting date. 30,000 of these options were originally granted to each of Messrs. Stern, Salatich, Middlemas and Chrust at exercise prices ranging from $6.00 to $8.00 and such exercise prices were subsequently reduced to $3.10 on July 21, 1994. On December 13, 1994, the exercise prices of such options were further decreased from $3.10 to $2.25. Messrs. Stern and Salatich subsequently resigned from the Company's board of directors and pursuant to agreement with the Company all of their options vested upon such resignation. The Company has relied on Section 4(2) of the Securities Act in issuing these options.

     On June 1, 1994, the Company entered into an agreement with Apex, Productivity, The Thurston Group, Inc., Brian Boyer and Russell T. Stern, Jr., to exchange 548,387 shares of common stock for all 1,700 of the Company's then currently issued and outstanding shares of preferred stock. The number of shares of common stock issued was computed by dividing the $1,700,000 face value of the preferred stock by $3.10, the average of the bid and ask price of the common stock for the five business days immediately preceding the transaction. This transaction was effected in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

     On June 28, 1994, the Company issued $4,300,720 principal amount of 15% convertible notes. These notes had warrants attached, however, the terms of exercise could not be determined except with reference to an anticipated equity financing on the part of the Company. The notes were sold by the Company to the following accredited investors in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder: Melco Developments Ltd., Pasquale J. Beldotti, Brad Peery Capital L.P., Barfield Nominees Limited, Apex, Productivity, William C. Miller, IV, Prime II Management, L.P., U.S. Signal Corporation, Ethos Partners L.P. and Global Opportunity Fund I Ltd. In connection with this transaction, the Company paid a fee of $554,900 to Gerard, Klauer, Mattison & Co.

     Effective July 1, 1994, the Company engaged SGC Advisory Services, Inc. ("SGC") as a financial and business consultant for three years. SGC is an affiliate of Steven G. Chrust, a director of the Company. Pursuant to the agreement, the Company will compensate SGC as follows: (1) a monthly fee of $5,000; (2) options to purchase up to 50,000 shares of the Company's Common Stock that vest on July 1, 1997, and are exercisable on or before July 1, 1999; and (3) a fee equal to 4% of the total aggregate consideration received by the Company or its shareholders in any transaction that the Company completes with a strategic partner, merger partner or buyer if SGC is the finder of such entity; or in the case where SGC is not the finder but proves instrumental in completing the transaction then a fee of 2% will be payable to SGC. In either case, 50% of the fee will be payable in cash at the time of closing and 50% will be payable in warrants to purchase securities or instruments similar to those received by the Company or its shareholders, unless the entire purchase price is paid in cash. In the latter case, the entire fee will be payable in cash at closing. Any warrants will have an exercise life of five years from date of issuance or vesting whichever is later and will be exercisable at the same price as established by the transaction that generates the warrant fee. At the end of each month of the term of the agreement, SGC earns a credit against the exercise price of the options referred to in (2) above equal to 1/36th of the exercise price. The shares issued upon exercise of the options were priced at the average of the high bid and low asked price on the closing date of the October 1994 Private Placement and have piggy-back registration rights.

     In August 1994, the Company entered into a consulting agreement with Richard Walko pursuant to which he was granted options to purchase 17,000 shares of common stock at $3.10 per share. These options are currently exercisable and expire on December 31, 1996. This transaction was considered a private sale pursuant to Section 4(2) of the Securities Act.

     Pursuant to an agreement dated as of September 9, 1994, as amended on May 12, 1995, the Company issued 62,000 shares of Common Stock to Randall Holcombe and Karen Grob Holcombe in partial payment of the purchase price for all of the outstanding shares of Piedmont Teleport, Inc. in a private transaction under
Section 4(2) of the Securities Act.

     On October 21, 1994, the Company sold 186,664 shares of Series A Preferred Stock and warrants to purchase an aggregate of 1,794,486 shares of common stock to Huff, Apex, Productivity, Ethos Partners L.P., Zelus International Ltd., Global Opportunity Fund I Ltd., William G. Salatich, Trustee William G. Salatich Consulting and U.S. Signal Corporation in a private transaction. The Company received aggregate consideration of approximately $16.8 million in connection with this transaction. In connection with this transaction, which was effectuated pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder, the Company paid Huff a commitment fee consisting of warrants to purchase 77,000 shares of common stock at $1.125 per share, Gerard, Klauer, Mattison and Co. a placement agent fee consisting of warrants to purchase 350,000 shares of common stock at $3.10 per share and a cash payment of $825,000 and Marvin Saffian a fee consisting of warrants to purchase 126,007 shares of common stock for $3.10 per share and a cash payment of $125,000.

     Pursuant to an agreement dated as of November 28, 1994, the Company issued 10,636 shares of Common Stock to Jeffrey Corl and Leila Davis in partial payment of the purchase price for all of the outstanding shares of CitiLink Corp. in a private transaction under Section 4(2) of the Securities Act.

     On or about November 30, 1994, Huff exercised warrants to purchase 1,491,222 shares of common stock that it received in connection with the October 1994 Private Placement for an aggregate consideration of $100,767.22. This transaction was consummated as a private sale pursuant to Section 4(2) of the Securities Act.

     Between August 8 and November 1, 1994, the Company issued options to purchase 202,000 shares of Common Stock for $3.10 per share to nine employees of the Company. These were considered private transactions pursuant to Section 4(2) of the Securities Act.

     On March 20, 1995, the Company issued 25,000 shares of Common Stock to Suite 1025 Limited Partnership ("Suite 1025") pursuant to its exercise of certain warrants to purchase Common Stock at $.875 per share. On March 10, 1995, the Company issued 17,500 shares of Common Stock to Suite 1025 pursuant to its exercise of certain warrants to purchase Common Stock at $.875 per share. On March 23, 1995, the Company issued 5,000 shares of Common Stock to Suite 1025 pursuant to its exercise of certain warrants to purchase Common Stock at $.875 per share. On April 13, 1995, the Company issued 25,000 shares of Common Stock to Sabina International S.A. pursuant to its exercise of certain warrants to purchase Common Stock at $.875 per share. These transactions were completed in reliance on Section 4(2) of the Securities Act.

     In June 1995, the Company completed a private placement of its Series B-1, Series B-2, and Series B-3 Preferred Stock and warrants to purchase Common Stock for an aggregate purchase price of $22.75 million. ING purchased an aggregate of 100,000 shares of the Company's Series B-1 Preferred Stock, warrants to purchase 428,571 shares of Common Stock at an exercise price of $0.01 per share and a warrant to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share. In June 1995, ING exercised its warrants to purchase 428,571 shares of Common Stock for an aggregate consideration of $4,286 and the remaining investors, with the exception of Huff, exercised warrants to purchase 117,854 shares of Common Stock for an aggregate consideration of $1,179 in July 1995. Huff and certain of its affiliates purchased an aggregate of 100,975 shares of Series B-2 Preferred Stock, a warrant to purchase 432,749 shares of Common Stock at an exercise price of $0.01 per share, a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.79 and a warrant to purchase 100,000 shares at an exercise price of $2.50 per share. Apex and certain of its affiliates purchased an aggregate of 21,000 shares of Series B-3 Preferred Stock and warrants to purchase an aggregate of 90,000 shares of Common Stock at an exercise price of $.01 per share. The remaining investors in the June 1995 Private Placement purchased an aggregate of 1,525 shares of Series B-2 Preferred Stock and 4,000 shares of Series B-3 Preferred Stock and warrants to purchase 23,676 shares of Common Stock at an exercise price of $.01 per share. The price per unit in the private placement was $100 and the Company received aggregate proceeds of approximately $22.7 million. Pursuant to the Series B Purchase Agreement, ING purchased 50,000 shares of the Company's Series B-4 Preferred Stock and exercised a warrant entitling ING to purchase 214,286 shares of Common Stock at an exercise price of $0.01 per share, which purchases were consummated in November 1995 at a purchase price of $5.0 million. In connection with the private placement, the Series A Preferred Stock was exchanged for an identical number of shares of Series A-1 Preferred Stock and subsequently retired. In addition, GKM received $1,250,950 warrants to purchase 284,253 shares of Common Stock at an exercise price of $2.80 per share, and warrants to purchase 54 shares of Common Stock at an exercise price of $.01 per share and Marvin Saffian received warrants to purchase 25,000 shares of Common Stock at $2.80 per share. These were considered private transactions pursuant to Section 4(2) of the Securities Act.

     On July 7, 1995, the Company granted options to purchase 407,850 shares of Common Stock at an exercise price of $3.40 per share to various employees and consultants of the Company, which options will vest in various amounts over the next four years.

     On July 19, 1995, the Company issued 54 shares of Common Stock to GKM in connection with GKM's exercise of certain warrants received by GKM as partial payment of its placement fee relating to the June 1995 Private Placement. This transaction was completed in reliance on Section 4(2) of the Securities Act.

     On September 22, 1995, the Company granted options to purchase 136,500 shares of Common Stock at an exercise price of $4.00 per share to various employees and consultants of the Company, which options will vest in various amounts over the next four years.

     On November 14, 1995, the Company issued 12,500 shares of Common Stock to Walter Lake pursuant to his exercise of certain warrants to purchase Common Stock at $.875 per share and 676 shares of Common Stock to Brian Boyer pursuant to his exercise of certain warrants to purchase Common Stock at $.875 per share. These transactions were completed in reliance on Section 4(2) of the Securities Act.

     On November 14, 1995, the Company completed a private offering pursuant to Rule 144A of the Securities Act of 190,000 units (the "Units") consisting of $190,000,000 principal amount of 13% Senior Discount Notes (the "2005 Notes") due 2005, and warrants to purchase 2,432,000 shares of Common Stock at an exercise price of $7.15 per share (the "Warrants"), for which it received aggregate net proceeds of approximately $96.1 million (after deduction of underwriting discounts and commissions of $3.3 million and offering expenses of $900,000). The Units were sold to Smith Barney Inc. and Salomon Brothers Inc (the "Unit Initial Purchasers"). As part of the plan of distribution, the Unit Initial Purchasers subsequently sold the Units to the following persons, all of which were required to qualify as "Qualified Institutional Buyers" (as defined under Rule 144A):

                                                                           NUMBER OF
                           NAME/CLASS OF PURCHASER                      UNITS PURCHASED
        --------------------------------------------------------------  ---------------
        American Express Financial/IDS Financial Services.............       21,000
        Lutheran Brotherhood..........................................       30,000
        Manufacturers Life Insurance..................................       16,000
        Invesco Funds Group...........................................       11,000
        First Investors Management Co.................................       13,000
        T. Rowe Price Associates......................................       12,000
        Nomura Capital Management.....................................       10,000
        Northstar Investment Management...............................       12,500
        BEA Associates Inc............................................       13,050
        Loews Corp....................................................        7,200
        J&W Seligman & Co.............................................        5,000
        Massachusetts Financial Services..............................        4,000
        Fortis Advisers Inc...........................................        5,500
        Hampshire Management Company..................................        3,000
        Caywood-Scholl Capital Management.............................        2,750
        HighView Fund.................................................        1,000
        Brinson Partners Inc..........................................        2,000
        State Street Research & Management............................       10,000
        Aetna Life Insurance & Annuity................................        4,000
        Prospect Management Co........................................        2,000
        Smith Barney Inc..............................................        5,000
                                                                            -------
                                                                            190,000
                                                                            =======

     The Warrants and the shares of Common Stock underlying the Warrants, as well as Notes, substantially identical in terms to the 2005 Notes and into which the 2005 Notes were exchangeable, were registered under the Securities Act pursuant to Registration Statements declared effective in February 1996.

     In December 1995, the Company entered into the GKM Settlement Agreement, wherein the Company agreed to pay to GKM the GKM Settlement Expenses and issue the GKM Warrant I, which will allow GKM to purchase 96 shares of the Company's Common Stock at an exercise price of $0.01 per share at any time before June 28, 1996, and the GKM Warrant II, which will allow GKM to purchase 62,473 shares of the Company's Common Stock at an exercise price of $2.80 per share at any time after 5:00 p.m. New York City time on December 28, 1996, until 5:00 p.m. New York City time on December 28, 2000. The GKM Warrants were earned as a result of services that GKM performed in connection with the June 1995 private placement. The Common Stock issuable upon the exercise of the GKM Warrants have certain registration rights. The GKM Warrant I was exercised.

     On March 21, 1996, the Company completed a private offering pursuant to Rule 144A of the Securities Act of $120,000,000 in principal amount of 12 3/4% Senior Discount Notes due 2006 (the "2006 Notes") for which it received net proceeds of approximately $61.8 million (after deduction of discounts and commissions of approximately $2.3 million and offering expenses of $400,000). The 2006 Notes were sold to Smith Barney, Inc. and Bear, Stearns & Co. Inc. (the "Note Initial Purchasers"). As part of the plan of distribution, the Note Initial Purchasers subsequently sold the Notes to the following persons, all of which were required to qualify as "Qualified Institutional Buyers" (as defined under Rule 144A):

                                                                           AMOUNT OF
                           NAME/CLASS OF PURCHASER                      NOTES PURCHASED
        --------------------------------------------------------------  ---------------
        Bank of New York (The)........................................   $  35,860,000
        Bankers Trust Company.........................................      34,170,000
        Boston Safe Deposit and Trust Company.........................       1,400,000
        Custodial Trust...............................................       1,500,000
        Investors Fiduciary Trust Company/SSB.........................         100,000
        Northern Trust Company -- Trust...............................         990,000
        Smith Barney Inc. ............................................       5,800,000
        SSB -- Custodian..............................................      40,180,000
                                                                          ------------
                  Total:..............................................   $ 120,000,000
                                                                          ============

     On June 25, 1996, all outstanding 2006 Notes were exchanged by the Company, in an exchange offer registered with the SEC, for identical 2006 Notes which, with certain exceptions, are freely transferable under the Securities Act.

     On January 17, 1997, the Company issued 1,030,000 shares of Common Stock to the stockholders of Cybergate, Inc. in exchange for all of the issued and outstanding shares of capital stock of Cybergate. This transaction was effected without registration pursuant to Section 4(2) of the Securities Act.

     On March 6, 1997, the Company issued MCI Telecommunications Corporation warrants to purchase 620,000 shares of Common Stock at a price of $9.86 per share in connection with the execution of a preferred provider agreement, which warrants vest upon certain criteria having been met. This transaction was effected without registration pursuant to Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
   1.1        Revised Form of Underwriting Agreement. ..............................     ++++++++
   1.2        Form of Underwriters' Indemnification Agreement. .....................     ++++++++
   1.3        Form of Purchase Agreement between the Company and the Purchaser
              Stockholders..........................................................     ++++++++
   3.1        Amended and Restated Certificate of Incorporation of the Company. ....            -
   3.2        Certificate of Designations of the Company's 9% Series A-1, Series
              B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred
              Stock. ...............................................................           **
   3.3        Certificate of Elimination regarding the 9% Series A Preferred
              Stock. ...............................................................           **
   3.4        Amended and Restated By-Laws of the Company, as amended. .............            *
   3.5        Governance Agreement dated November 8, 1995, between the Company and
              the holders of its Preferred Stock. ..................................           ++
   3.8        Certificate of Correction dated March 11, 1996. ......................            -
   3.9        Supplemental Governance Agreement dated February 26, 1996. ...........            -
   4.1        Specimen Certificate of the Company's Common Stock. ..................            *
   4.2        Specimen Certificate of the Company's 9% Series A-1 Preferred
              Stock. ...............................................................         ****

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
   4.3        Specimen Certificate of the Company's 9% Series B-1 Preferred
              Stock. ...............................................................         ****
   4.4        Specimen Certificate of the Company's 9% Series B-2 Preferred
              Stock. ...............................................................         ****
   4.5        Specimen Certificate of the Company's 9% Series B-3 Preferred
              Stock. ...............................................................         ****
   4.6        Certificate of the Company's 9% Series B-4 Preferred Stock dated
              November 14, 1995. ...................................................           ++
   4.7        Indenture dated November 14, 1995, between the Company and Chemical
              Bank, as trustee, relating to $190,000,000 in principal amount of 13%
              Senior Discount Notes due 2005, including the form of global note (the
              "1995 Indenture"). ...................................................           ++
   4.8        Initial Global Note dated November 14, 1995. .........................           ++
   4.9        Warrant Agreement dated November 14, 1995, between the Company and
              Smith Barney Inc. and Salomon Brothers Inc. ..........................          +++
   4.10       Initial Global Warrant dated November 14, 1995. ......................          +++
   4.11       Indenture dated March 21, 1996, between the Company and Chemical Bank, as trustee, relating to $120,000,000 in principal amount of 12 3/4%
              Senior Discount Notes due 2006, including the form of global note (the
              "1996 Indenture"). ...................................................        +++++
   4.12       Warrant Agreement dated March 6, 1997 by and between the Company and
              MCImetro. ............................................................
                                                                                              ---
   5.1        Opinion of Piper & Marbury L.L.P., counsel to the Company. ...........    +++++++++
   9.1        Standstill Agreement dated June 26, 1995, between the Company and
              certain of its Preferred Stockholders. ...............................         ****
   9.2        Standstill Agreement dated November 8, 1995, between the Company and
              certain of its Preferred Stockholders. ...............................           ++
   9.3        Voting Rights Agreement dated November 8, 1995, between the Company
              and certain of its Preferred Stockholders. ...........................           ++
   9.4        Amendment to Voting Rights Agreement dated December 14, 1995. ........            -
  10.1        Exchange Agreement, dated June 1, 1994, between the Company and
              certain of its Preferred Shareholders. ...............................            *
  10.2        Exchange Agreement, dated June 26, 1995, between the Company and its
              9% Series A Preferred Shareholders. ..................................           **
  10.3        Company's Amended 1994 Stock Option Plan. ............................           ++
  10.4        Company's Employee Stock Purchase Plan. ..............................           --
  10.5        Registration Rights Agreement dated July 1, 1992, between American
              Lightwave, Inc. and persons named therein. ...........................            *
  10.6        Supplemental Registration Rights Agreement dated June 26, 1995. ......         ****
  10.7        Management Registration Rights Agreement dated June 30, 1995. ........         ****
  10.8        Registration Rights Agreement dated June 26, 1995, between the Company
              and certain Preferred Stockholders. ..................................           **
  10.9        Form of Warrant Agreement issued to certain Preferred Stockholders on
              June 26, 1995. .......................................................         ****
  10.10       Form of $.01 Warrant Agreement. ......................................         ****
  10.11       Form of $1.79 Warrant Agreement. .....................................         ****
  10.12       Form of $2.25 Warrant Agreement. .....................................         ****
  10.13       Stockholders Agreement dated June 26, 1995, between the Company and
              certain Preferred Stockholders. ......................................         ****

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
  10.14(a)    Third Amended and Restated Employment Agreement between the Company
              and Anthony J. Pompliano. ............................................         ****
  10.14(b)    First Amendment to Third Amended and Restated Employment Agreement
              between the Company and Anthony J. Pompliano..........................     ++++++++
  10.15       Third Amended and Restated Employment Agreement between the Company
              and George M. Tronsrue, III. .........................................         ****
  10.16       Third Amended and Restated Employment Agreement between the Company
              and Riley M. Murphy. .................................................         ****
  10.17       Employment Agreement between the Company and Jack E. Reich. ..........         ++++
  10.18       Employment Agreement between the Company and David L. Piazza..........
                                                                                              ---
  10.19       Form of Stock Option Certificates, as amended, issued to executive
              officers under employment agreements. ................................         ****
  10.20       Agreement, dated March 2, 1994, between the Company and Gerard Klauer
              Mattison & Co., as amended. ..........................................            *
  10.21       Agreement, dated March 20, 1995, between the Company and Gerard Klauer
              Mattison & Co., as amended. ..........................................         ****
  10.22       Agreement, dated October 19, 1994, between the Company and Marvin
              Saffian & Company. ...................................................            *
  10.23       Lease Agreement for the Company's executive offices at 131 National
              Business Parkway, Suite 100, Annapolis Junction, Maryland, as
              amended. .............................................................         ****
  10.24       Loan and Security Agreement, dated October 17, 1994, between AT&T
              Credit Corporation and American Communication Services of Louisville,
              Inc. .................................................................            *
  10.25       Loan and Security Agreement, dated February 28, 1995, between AT&T
              Credit Corporation and American Communication Services of Fort Worth,
              Inc. .................................................................         ****
  10.26       Loan and Security Agreement, dated June 30, 1995, between AT&T Credit
              Corporation and American Communication Services of Greenville, Inc.
              and American Communication Services of Columbia, Inc. ................         ****
  10.27       Amendment No. 1 to Parent Support and Pledge Agreement (Louisville)
              between the Company and AT&T Credit Corporation. .....................         ****
  10.28       Amendment No. 1 to Parent Support and Pledge Agreement (Fort Worth)
              between the Company and AT&T Credit Corporation. .....................         ****
  10.29       Amendment No. 1 to Loan and Security Agreement between American
              Communications Services of Louisville, Inc. and AT&T Credit
              Corporation. .........................................................         ****
  10.30       Consulting Agreement, dated October 25, 1993, between the Company and
              Thurston Partners, Inc.. .............................................            *
  10.31       Consulting Agreement, effective July 1, 1994, between the Company and
              SGC Advisory Services, Inc. ..........................................            *
  10.32       Consulting Agreement, dated June 16, 1994, between the Company and
              Thurston Partners, Inc. and Global Capital, Inc. .....................            *
  10.33       Note Purchase Agreement, dated June 28, 1994. ........................            *
  10.34       Investment Agreement dated October 21, 1994, between the Company and
              the Purchasers named therein. ........................................            *

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
  10.35       Stock Purchase Agreement, dated October 17, 1994, between the Company
              and AT&T Credit Corporation. .........................................            *
  10.36       American Communication Services of Louisville, Inc. Common Stock
              Purchase Agreement, dated October 17, 1994. ..........................            *
  10.37       Stock Purchase Agreement, dated November 28, 1994, by and among the
              Company, CitiLink Corp., and the former directors and shareholders of
              CitiLink Corp., as amended August 3, 1995. ...........................         ****
  10.38       Stock Purchase Agreement dated December 17, 1996 by and between the
              Company and Cybergate, Inc. ..........................................       ++++++
  10.39       Stock Purchase Agreement, dated May 12, 1995, by and among the
              Company, Piedmont Teleport, Inc., Randal Holcombe and Karen Holcombe,
              as amended. ..........................................................         ****
  10.40       Stock and Warrant Purchase Agreement, dated June 26, 1995, between the
              Company and the Purchasers named therein. ............................           **
  10.41       Form of Indemnity Agreement between the Company and its Directors, as
              amended. .............................................................         ****
  10.42       Assignment and Assumption Agreement dated June 21, 1995, between the
              Company and Apex Investment Fund II, L.P. ............................         ****
  10.43       Registration Agreement dated November 9, 1995, between the Company and
              the Initial Purchasers. ..............................................           ++
  10.44       Loan and Security Agreement, dated September 8, 1995, between AT&T
              Credit Corporation and American Communications Services of El Paso,
              Inc. .................................................................           ++
  10.45       Parent Support and Pledge Agreement (El Paso) dated September 8, 1995,
              between the Company and AT&T Credit Corporation. .....................           ++
  10.46       Letter Agreement dated November 14, 1995, between the Company and ING
              Equity Partners, L.P. I, with respect to the purchase of 50,000 shares of the Company's 9% Series B-4 Convertible Preferred Stock and
              warrants to purchase 214,286 shares of Common Stock. .................           ++
  10.47       Warrant to Purchase Shares of American Communications Services, Inc.
              Common Stock dated December 28, 1995, between the Company and Gerard
              Klauer, Mattison & Co. ("GKM Warrant I")..............................           ++
  10.48       Warrant to Subscribe For and Purchase Common Stock of American
              Communications Services, Inc. dated December 28, 1995, between the
              Company and Gerard Klauer, Mattison & Co. ("GKM Warrant II")..........           ++
  10.49       Amendment to Amended 1994 Stock Option Plan of the Company............           --
  10.50       Parent Pledge and Support Agreement dated as of October 17, 1994
              between the Company and AT&T Credit Corporation. .....................            *
  10.51       American Communication Services of El Paso Inc. Common Stock Purchase
              Agreement dated September 8, 1995. ...................................            -
  10.52       Supplemental 1995 Indenture...........................................         ++++
  10.53       Supplemental 1996 Indenture...........................................         ++++
  11.1        Statement re: computation of per share earnings (loss). ..............      +++++++
  16.1        Letter re: change in certifying accountant. ..........................          ***
  21.1        Subsidiaries of the Registrant. ......................................         ++++
  23.1        Consent of KPMG Peat Marwick LLP. ....................................    +++++++++
  23.2        Consent of Piper & Marbury L.L.P......................................         ++++

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
  24.1        Power of Attorney ....................................................         ++++

---------------
          * Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-87200) and incorporated herein by reference thereto.

        ** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated June 26, 1995, and incorporated herein by reference thereto.

       *** Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995, and incorporated herein by reference thereto.

      **** Previously filed as an exhibit to the Company's Annual Report on Form
           10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by reference thereto.

        ++ Previously filed as an exhibit to the Company's Registration
           Statement on Form S-4 (File No. 33-80305) and incorporated herein by reference thereto.

       +++ Previously filed as an exhibit to the Company's Registration
           Statement on Form SB-2 (File No. 33-80673) and incorporated herein by reference thereto.

      ++++ Filed on January 31, 1997 with this Registration Statement on Form
           SB-2 (File No. 333-20867).

     +++++ Previously filed as an exhibit to the Company's Current Report on Form 8-K dated March 26, 1996 and incorporated herein by reference thereto.

   ++++++ Previously filed as an exhibit to the Company's Current Report on Form
          8-K dated January 17, 1997 and incorporated herein by reference thereto.

  +++++++ Filed on March 12, 1997 with Pre-Effective Amendment No. 1 to the
          Company's Registration Statement on Form SB-2 (File No. 333-20867).


 ++++++++ Filed on April 9, 1997 with Pre-Effective Amendment No. 2 to the
          Company's Registration Statement on Form SB-2 (File No. 333-20867).



+++++++++ Filed herewith.


          - Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-3632) and incorporated herein by reference thereto.

        -- Previously filed as an exhibit to the Company's Definitive Proxy
           Statement filed on October 14, 1996 and incorporated herein by reference thereto.

       --- Previously filed as an exhibit to the Company's Annual Report on Form
           10-KSB filed on March 28, 1997 and incorporated herein by reference thereto.

ITEM 28. UNDERTAKINGS.

     REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     RULE 430A INFORMATION. For purposes of determining any liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under rule 424(b) (1), or (4) or 497(h) under the Securities Act (sec.sec. 230.424(b) (1),
(4) or 230.497(h) as part of this Registration Statement as of the time the Commission declared it effective.

     For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, American Communications Services, Inc. has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis Junction, Maryland, on April 9, 1997.

                                          AMERICAN COMMUNICATIONS SERVICES, INC.

                                          By:    /s/ ANTHONY J. POMPLIANO
                                            ------------------------------------
                                                    Anthony J. Pompliano
                                                     Executive Chairman

                               POWER OF ATTORNEY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES
INDICATED:

               SIGNATURE                                  TITLE                        DATE
----------------------------------------  --------------------------------------  --------------

        /s/ ANTHONY J. POMPLIANO            Chairman of the Board of Directors     April 9, 1997
----------------------------------------      (Principal Executive Officer)
          Anthony J. Pompliano

          /s/ DAVID L. PIAZZA               Chief Financial Officer (Principal     April 9, 1997
----------------------------------------    Financial and Accounting Officer)
            David L. Piazza

                                                         Director
----------------------------------------
          George M. Middlemas

                                                         Director
----------------------------------------
             Edwin M. Banks

      /s/ CHRISTOPHER L. RAFFERTY*                       Director                  April 9, 1997
----------------------------------------
        Christopher L. Rafferty

         /s/ BENJAMIN P. GIESS*                          Director                  April 9, 1997
----------------------------------------
           Benjamin P. Giess

       /s/ OLIVIER L. TROUVEROY*                         Director                  April 9, 1997
----------------------------------------
          Olivier L. Trouveroy

          /s/ PETER C. BENTZ*                            Director                  April 9, 1997
----------------------------------------
             Peter C. Bentz

         *By: /s/ JACK E. REICH
----------------------------------------
    Jack E. Reich, Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
    1.1       Revised Form of Underwriting Agreement. ..............................     ++++++++
    1.2       Form of Underwriters' Indemnification Agreement. .....................     ++++++++
    1.3       Form of Purchase Agreement between the Company and the Purchaser
              Stockholders..........................................................     ++++++++
    3.1       Amended and Restated Certificate of Incorporation of the Company. ....            -
    3.2       Certificate of Designations of the Company's 9% Series A-1, Series
              B-1, Series B-2, Series B-3 and Series B-4 Convertible Preferred
              Stock. ...............................................................           **
    3.3       Certificate of Elimination regarding the 9% Series A Preferred
              Stock. ...............................................................           **
    3.4       Amended and Restated By-Laws of the Company, as amended. .............            *
    3.5       Governance Agreement dated November 8, 1995, between the Company and
              the holders of its Preferred Stock. ..................................           ++
    3.8       Certificate of Correction dated March 11, 1996. ......................            -
    3.9       Supplemental Governance Agreement dated February 26, 1996. ...........            -
    4.1       Specimen Certificate of the Company's Common Stock. ..................            *
    4.2       Specimen Certificate of the Company's 9% Series A-1 Preferred
              Stock. ...............................................................         ****
    4.3       Specimen Certificate of the Company's 9% Series B-1 Preferred
              Stock. ...............................................................         ****
    4.4       Specimen Certificate of the Company's 9% Series B-2 Preferred
              Stock. ...............................................................         ****
    4.5       Specimen Certificate of the Company's 9% Series B-3 Preferred
              Stock. ...............................................................         ****
    4.6       Certificate of the Company's 9% Series B-4 Preferred Stock dated
              November 14, 1995. ...................................................           ++
    4.7       Indenture dated November 14, 1995, between the Company and Chemical
              Bank, as trustee, relating to $190,000,000 in principal amount of 13%
              Senior Discount Notes due 2005, including the form of global note (the
              "1995 Indenture"). ...................................................           ++
    4.8       Initial Global Note dated November 14, 1995. .........................           ++
    4.9       Warrant Agreement dated November 14, 1995, between the Company and
              Smith Barney Inc. and Salomon Brothers Inc. ..........................          +++
    4.10      Initial Global Warrant dated November 14, 1995. ......................          +++
    4.11      Indenture dated March 21, 1996, between the Company and Chemical Bank, as trustee, relating to $120,000,000 in principal amount of 12 3/4%
              Senior Discount Notes due 2006, including the form of global note (the
              "1996 Indenture"). ...................................................        +++++
    4.12      MCI Preferred Provider Agreement dated March 6, 1997 by and between
              the Company and MCImetro. ............................................          ---
                                                                                        +++++++++
    5.1       Opinion of Piper & Marbury L.L.P., counsel to the Company. ...........
    9.1       Standstill Agreement dated June 26, 1995, between the Company and              ****
              certain of its Preferred Stockholders. ...............................
    9.2       Standstill Agreement dated November 8, 1995, between the Company and             ++
              certain of its Preferred Stockholders. ...............................
    9.3       Voting Rights Agreement dated November 8, 1995, between the Company              ++
              and certain of its Preferred Stockholders. ...........................
                                                                                                -
    9.4       Amendment to Voting Rights Agreement dated December 14, 1995. ........
   10.1       Exchange Agreement, dated June 1, 1994, between the Company and                   *
              certain of its Preferred Shareholders. ...............................

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
   10.2       Exchange Agreement, dated June 26, 1995, between the Company and its
              9% Series A Preferred Shareholders. ..................................           **
   10.3       Company's Amended 1994 Stock Option Plan. ............................           ++
   10.4       Company's Employee Stock Purchase Plan. ..............................           --
   10.5       Registration Rights Agreement dated July 1, 1992, between American
              Lightwave, Inc. and persons named therein. ...........................            *
   10.6       Supplemental Registration Rights Agreement dated June 26, 1995. ......         ****
   10.7       Management Registration Rights Agreement dated June 30, 1995. ........         ****
   10.8       Registration Rights Agreement dated June 26, 1995, between the Company
              and certain Preferred Stockholders. ..................................           **
   10.9       Form of Warrant Agreement issued to certain Preferred Stockholders on
              June 26, 1995. .......................................................         ****
   10.10      Form of $.01 Warrant Agreement. ......................................         ****
   10.11      Form of $1.79 Warrant Agreement. .....................................         ****
   10.12      Form of $2.25 Warrant Agreement. .....................................         ****
   10.13      Stockholders Agreement dated June 26, 1995, between the Company and
              certain Preferred Stockholders. ......................................         ****
   10.14(a)   Third Amended and Restated Employment Agreement between the Company
              and Anthony J. Pompliano. ............................................         ****
   10.14(b)   First Amendment to Third Amended and Restated Employment Agreement
              between the Company and Anthony J. Pompliano..........................     ++++++++
   10.15      Third Amended and Restated Employment Agreement between the Company
              and George M. Tronsrue, III. .........................................         ****
   10.16      Third Amended and Restated Employment Agreement between the Company
              and Riley M. Murphy. .................................................         ****
   10.17      Employment Agreement between the Company and Jack E. Reich. ..........         ++++
   10.18      Employment Agreement between the Company and David L. Piazza..........          ---
   10.19      Form of Stock Option Certificates, as amended, issued to executive             ****
              officers under employment agreements. ................................
   10.20      Agreement, dated March 2, 1994, between the Company and Gerard Klauer             *
              Mattison & Co., as amended. ..........................................
   10.21      Agreement, dated March 20, 1995, between the Company and Gerard Klauer         ****
              Mattison & Co., as amended. ..........................................
   10.22      Agreement, dated October 19, 1994, between the Company and Marvin                 *
              Saffian & Company. ...................................................
   10.23      Lease Agreement for the Company's executive offices at 131 National
              Business Parkway, Suite 100, Annapolis Junction, Maryland, as                  ****
              amended. .............................................................
   10.24      Loan and Security Agreement, dated October 17, 1994, between AT&T
              Credit Corporation and American Communication Services of Louisville,             *
              Inc. .................................................................
   10.25      Loan and Security Agreement, dated February 28, 1995, between AT&T
              Credit Corporation and American Communication Services of Fort Worth,          ****
              Inc. .................................................................
   10.26      Loan and Security Agreement, dated June 30, 1995, between AT&T Credit
              Corporation and American Communication Services of Greenville, Inc.            ****
              and American Communication Services of Columbia, Inc. ................

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
   10.27      Amendment No. 1 to Parent Support and Pledge Agreement (Louisville)
              between the Company and AT&T Credit Corporation. .....................         ****
   10.28      Amendment No. 1 to Parent Support and Pledge Agreement (Fort Worth)
              between the Company and AT&T Credit Corporation. .....................         ****
   10.29      Amendment No. 1 to Loan and Security Agreement between American
              Communications Services of Louisville, Inc. and AT&T Credit
              Corporation. .........................................................         ****
   10.30      Consulting Agreement, dated October 25, 1993, between the Company and
              Thurston Partners, Inc. ..............................................            *
   10.31      Consulting Agreement, effective July 1, 1994, between the Company and
              SGC Advisory Services, Inc. ..........................................            *
   10.32      Consulting Agreement, dated June 16, 1994, between the Company and
              Thurston Partners, Inc. and Global Capital, Inc. .....................            *
   10.33      Note Purchase Agreement, dated June 28, 1994. ........................            *
   10.34      Investment Agreement dated October 21, 1994, between the Company and
              the Purchasers named therein. ........................................            *
   10.35      Stock Purchase Agreement, dated October 17, 1994, between the Company
              and AT&T Credit Corporation. .........................................            *
   10.36      American Communication Services of Louisville, Inc. Common Stock
              Purchase Agreement, dated October 17, 1994. ..........................            *
   10.37      Stock Purchase Agreement, dated November 28, 1994, by and among the
              Company, CitiLink Corp., and the former directors and shareholders of
              CitiLink Corp., as amended August 3, 1995. ...........................         ****
   10.38      Stock Purchase Agreement dated December 17, 1996 by and between the
              Company and Cybergate, Inc. ..........................................         ++++
   10.39      Stock Purchase Agreement, dated May 12, 1995, by and among the
              Company, Piedmont Teleport, Inc., Randal Holcombe and Karen Holcombe,
              as amended. ..........................................................         ****
   10.40      Stock and Warrant Purchase Agreement, dated June 26, 1995, between the
              Company and the Purchasers named therein. ............................           **
   10.41      Form of Indemnity Agreement between the Company and its Directors, as
              amended. .............................................................         ****
   10.42      Assignment and Assumption Agreement dated June 21, 1995, between the
              Company and Apex Investment Fund II, L.P. ............................         ****
   10.43      Registration Agreement dated November 9, 1995, between the Company and
              the Initial Purchasers. ..............................................           ++
   10.44      Loan and Security Agreement, dated September 8, 1995, between AT&T
              Credit Corporation and American Communications Services of El Paso,
              Inc. .................................................................           ++
   10.45      Parent Support and Pledge Agreement (El Paso) dated September 8, 1995,
              between the Company and AT&T Credit Corporation. .....................           ++
   10.46      Letter Agreement dated November 14, 1995, between the Company and ING
              Equity Partners, L.P. I, with respect to the purchase of 50,000 shares of the Company's 9% Series B-4 Convertible Preferred Stock and
              warrants to purchase 214,286 shares of Common Stock. .................           ++
   10.47      Warrant to Purchase Shares of American Communications Services, Inc.
              Common Stock dated December 28, 1995, between the Company and Gerard
              Klauer, Mattison & Co. ("GKM Warrant I")..............................           ++

                                                                                      INCORPORATION
EXHIBIT NO.                                DESCRIPTION                                BY REFERENCE
-----------   ----------------------------------------------------------------------  -------------
   10.48      Warrant to Subscribe For and Purchase Common Stock of American
              Communications Services, Inc. dated December 28, 1995, between the
              Company and Gerard Klauer, Mattison & Co. ("GKM Warrant II")..........           ++
   10.49      Amendment to Amended 1994 Stock Option Plan of the Company............           --
   10.50      Parent Pledge and Support Agreement dated as of October 17, 1994
              between the Company and AT&T Credit Corporation. .....................            *
   10.51      American Communication Services of El Paso Inc. Common Stock Purchase
              Agreement dated September 8, 1995. ...................................            -
   10.52      Supplemental 1995 Indenture...........................................         ++++
   10.53      Supplemental 1996 Indenture...........................................         ++++
   11.1       Statement re: computation of per share earnings (loss). ..............      +++++++
   16.1       Letter re: change in certifying accountant. ..........................          ***
   21.1       Subsidiaries of the Registrant. ......................................         ++++
   23.1       Consent of KPMG Peat Marwick LLP. ....................................    +++++++++
   23.2       Consent of Piper & Marbury L.L.P. ....................................         ++++
   24.1       Power of Attorney ....................................................         ++++


---------------
          * Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33-87200) and incorporated herein by reference thereto.

        ** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated June 26, 1995, and incorporated herein by reference thereto.

       *** Previously filed as an exhibit to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1995, and incorporated herein by reference thereto.

      **** Previously filed as an exhibit to the Company's Annual Report on Form
           10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by reference thereto.

        ++ Previously filed as an exhibit to the Company's Registration
           Statement on Form S-4 (File No. 33-80305) and incorporated herein by reference thereto.

       +++ Previously filed as an exhibit to the Company's Registration
           Statement on Form SB-2 (File No. 33-80673) and incorporated herein by reference thereto.

      ++++ Filed on January 31, 1997 with this Registration Statement on Form
           SB-2 (File No. 333-20867).

     +++++ Previously filed as an exhibit to the Company's Current Report on Form 8-K dated March 26, 1996 and incorporated herein by reference thereto.

   ++++++ Previously filed as an exhibit to the Company's Current Report on Form
          8-K dated January 17, 1997 and incorporated herein by reference thereto.

  +++++++ Filed on March 12, 1997 with Pre-Effective Amendment No. 1 to the
          Company's Registration Statement on Form SB-2 (File No. 333-20867).


 ++++++++ Filed on April 9, 1997 with Pre-Effective Amendment No. 2 to the
          Company's Registration Statement on Form SB-2 (File No. 333-20867).



+++++++++ Filed herewith.


          - Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-3632) and incorporated herein by reference thereto.

        -- Previously filed as an exhibit to the Company's Definitive Proxy
           Statement filed on October 14, 1996 and incorporated herein by reference thereto.

       --- Previously filed as an exhibit to the Company's Annual Report on Form
           10-KSB filed on March 28, 1997 and incorporated herein by reference thereto.